UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported: April 6, 2006


                         AMR CORPORATION
   (Exact name of registrant as specified in its charter)


          Delaware                1-8400               75-1825172
 (State of Incorporation) ( Commission File Number)   (IRS Employer
                                                    Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 8.01  Other Events

AMR Corporation (AMR) is filing herewith a press release issued on April 6, 2006 as Exhibit 99.1, which is included herein. This press release was issued to announce that AMR's 4.25% Senior Convertible Notes due 2023 have become convertible into shares of AMR common stock.










                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  April 6, 2006





                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release






                                        Exhibit 99.1


                              CONTACT:  Tim Smith
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com

FOR RELEASE:  Thursday, April 6, 2006

      AMR CORPORATION ANNOUNCES ITS 4.25 PERCENT SENIOR
   CONVERTIBLE NOTES DUE 2023 HAVE BECOME CONVERTIBLE INTO
                 SHARES OF AMR COMMON STOCK


          FORT WORTH, Texas -- AMR Corporation today

announced that its 4.25 percent Senior Convertible Notes due

2023 have become convertible into shares of AMR common stock.

As provided in the indenture under which the Notes were

issued, the Notes have become convertible because the sale

price of AMR's common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last

trading day of the calendar quarter ended March 31, 2006, was greater than 120 percent of the conversion price per share of

AMR common stock on such last trading day.



     The Notes are convertible into Common Stock at the

conversion rate specified in, and otherwise in accordance

with the terms of, the Notes and the indenture under which

the Notes were issued, and they will remain convertible for

so long as they are outstanding.



                             ###

 Current AMR Corp. releases can be accessed on the Internet.
              The address is http://www.aa.com